UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2012

GULFMARK OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33607	76-0526032
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

10111 Richmond Avenue, Suite 340, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

(713) 963-9522

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company (the “Annual Meeting”) was held on June 7, 2012, at The Peninsula Hotel, 700 5th Avenue at 55th Street, New York, NY 10019. The following matters were acted upon:

1. ELECTION OF EIGHT DIRECTORS

Peter I. Bijur, David J. Butters, Brian R. Ford, Louis S. Gimbel, 3rd, Sheldon S. Gordon, Robert B. Millard, Rex C. Ross and Bruce A. Streeter were elected to serve as directors of the Company until their successors are duly elected and qualified. The results of the election of directors are as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Peter I. Bijur	21,609,425	461,819	2,891,179
David J. Butters	21,260,698	810,546	2,891,179
Brian R. Ford	21,678,490	392,754	2,891,179
Louis S. Gimbel, 3rd	21,673,810	397,434	2,891,179
Sheldon S. Gordon	21,323,582	747,662	2,891,179
Robert B. Millard	21,393,548	677,696	2,891,179
Rex C. Ross	21,599,393	471,851	2,891,179
Bruce A. Streeter	21,567,639	503,605	2,891,179

2. ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

A proposal to approve named executive officer compensation was approved by the following votes:

Votes For	Votes Against	Abstain	Broker Non-Votes
21,174,967	893,570	2,707	2,891,179

3. A PROPOSAL TO RATIFY THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012

A proposal to ratify the selection of KPMG LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2012 was approved by the following votes:

Votes For	Votes Against	Abstain
24,949,033	10,676	2,714

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2012	GulfMark Offshore, Inc.

	By:	/s/ Quintin V. Kneen
Quintin V. Kneen
Executive Vice President, Chief Financial Officer & Secretary

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